                                                                    EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-AUG-01
MASTER SERVICING DIVISION


DEAL REFERENCE                                          93-2A                93-2C               93-2D                93-2E.A
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    17,134,505.28   $    52,899,644.00   $    30,091,761.95   $    20,202,764.10
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        30,315.69            93,592.61           335,541.86           212,064.53
  Additional Principal Distribution                       17,439.97             9,724.83            37,540.65             8,915.29
  Liquidations Distribution                              866,215.37         2,279,485.20           447,437.33                   --
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Ending Security Balance           $    16,220,534.25   $    50,516,841.36   $    29,271,242.11   $    19,981,784.28
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $       104,885.24   $       318,224.46   $       168,440.14   $       111,800.13
Compensating Interest                                      2,408.58             4,962.71               986.25                   --

  Trustee Fee (Tx. Com. Bk.)                                 192.76               661.25               376.15               218.86
  Pool Insurance Premium (PMI Mtg. Ins.)                         --                   --                   --             4,444.61
  Pool Insurance (GE Mort. Ins.)                           4,146.55                   --             4,844.77                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                  813.89                   --                   --                   --
  Bond Manager Fee (Capstead)                                271.30               661.25               438.84               252.53
  Excess Compensating Interest (Capstead)                        --                   --                   --                   --
  Administrative Fee (Capstead)                              464.03             2,204.18               940.32               715.56
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                      --                   --                   --                   --
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Fees                                  5,888.53             3,526.68             6,600.08             5,631.56
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                             5,114.36            13,719.84             8,249.90             5,526.56
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Interest Distribution       $       118,296.71   $       340,433.69   $       184,276.37   $       122,958.25
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                       66                  207                  176                  114
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.514228             7.331327              6.75639             6.640683

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-AUG-01
MASTER SERVICING DIVISION



DEAL REFERENCE                                          93-2E.B              93-2G               1995-A               1996-A
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    63,273,606.69   $    86,852,083.25   $    16,997,794.58   $    13,174,562.94
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                       105,977.08           155,564.13            22,372.08            18,660.51
  Additional Principal Distribution                       12,332.15            26,502.62             2,121.98             1,074.69
  Liquidations Distribution                            1,704,752.51         1,796,495.70           941,964.67           216,870.75
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Ending Security Balance           $    61,450,544.95   $    84,873,520.80   $    16,031,335.85   $    12,937,956.99
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $       369,500.85   $       514,246.47   $       105,566.59   $        86,550.02
Compensating Interest                                      4,448.86             2,087.51                   --                   --

  Trustee Fee (Tx. Com. Bk.)                                 685.46               977.09               141.65               164.68
  Pool Insurance Premium (PMI Mtg. Ins.)                  13,920.19                   --                   --                   --
  Pool Insurance (GE Mort. Ins.)                                 --                   --             6,374.17             3,794.27
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                      --                   --                   --                   --
  Bond Manager Fee (Capstead)                                790.92             1,085.65                   --                   --
  Excess Compensating Interest (Capstead)                        --                   --             1,649.59               208.53
  Administrative Fee (Capstead)                            2,241.03             3,618.99               442.63               548.95
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                      --                   --               389.53               301.92
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Fees                                 17,637.60             5,681.73             8,997.57             5,018.35
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                            16,505.26            21,292.16             5,311.81             3,544.07
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Interest Distribution       $       408,092.57   $       543,307.87   $       119,875.97   $        95,112.44
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                      227                  330                   78                   51
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.092051             7.133977             7.452726             7.883375

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-AUG-01
MASTER SERVICING DIVISION



DEAL REFERENCE                                          1996-B              1996-C.1            1996-C.2             1996-C.3
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    26,710,725.68   $     3,787,687.73   $     9,060,468.94   $     6,425,956.42
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        39,742.96             4,508.04            12,909.70             7,480.14
  Additional Principal Distribution                       12,750.56                 5.63               184.42                55.23
  Liquidations Distribution                              435,778.49           443,594.36           722,407.25           110,465.43
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Ending Security Balance           $    26,222,453.67   $     3,339,579.70   $     8,324,967.57   $     6,307,955.62
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $       165,610.81   $        22,298.76   $        56,524.22   $        39,720.02
Compensating Interest                                            --                   --               665.57                   --

  Trustee Fee (Tx. Com. Bk.)                                 333.89                47.35                75.50                53.55
  Pool Insurance Premium (PMI Mtg. Ins.)                   7,218.57                   --                   --                   --
  Pool Insurance (GE Mort. Ins.)                                 --             1,090.85                   --                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --             2,393.67
  Backup for Pool Insurance (Fin. Sec. Assur.)               671.26                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                      --                   --                   --                   --
  Bond Manager Fee (Capstead)                                    --                   --                   --             1,576.10
  Excess Compensating Interest (Capstead)                    425.54             2,552.99             1,480.52               442.83
  Administrative Fee (Capstead)                            1,112.97               189.39               188.79               265.75
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                  772.38                86.80                   --               185.82
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Fees                                 10,534.61             3,967.38             1,744.81             4,917.72
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                             8,002.73             1,183.65             2,074.64             2,008.10
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
               Total Interest Distribution       $       184,148.15   $        27,449.79   $        61,009.24   $        46,645.84
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                       99                   18                   47                   30
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.440194             7.064604             7.574415             7.711746




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